Exhibit 99.1

BioSolar Signs a Joint Development Agreement with Leading Lithium-Ion Battery Manufacturer

Joint engineering efforts with Top Battery will focus on developing electrodes, cells, and batteries utilizing the Company’s low cost silicon alloy nanocomposite anode material

Santa Clarita, CA – June 6, 2017 – BioSolar, Inc. (OTCQB:BSRC)(“BioSolar” or the “Company”), a developer of breakthrough energy storage technology and materials, today announced that the Company has executed a joint development agreement with Top Battery Co., Ltd. (“Top Battery”), a leading manufacturer of advanced lithium-ion battery solutions, based in the Republic of Korea.

This agreement follows the Company’s previous announcement that it had successfully completed the laboratory phase of its silicon alloy nanocomposite anode material development with data suggesting its technology can achieve significantly higher capacity with lowered costs. The Company has also recently commenced the engineering phase that focuses on designing and testing the electrodes based on the Company’s anode material, as well as full cell design and evaluation with commercially available high capacity cathodes.

BioSolar, with its proprietary technology relating to silicon alloy nanocomposite anode material for lithium ion batteries, believes Top Battery is a natural fit as a developmental partner. Top Battery possesses experience in incorporating technologies such as BioSolar’s anode material, and in designing and manufacturing lithium-ion electrodes, cells and battery systems for customers. BioSolar and Top Battery have agreed to ongoing, collaborative efforts to assess, develop, manufacture, and/or market high power high energy lithium ion batteries integrating BioSolar technology and Top Battery technology.

“We are excited to partner with BioSolar, a company whose technology represents tremendous upside in the field of lithium-ion battery manufacturing,” said Dr. Whan Jin Roh, CEO of Top Battery. “We are hopeful that BioSolar’s focus on silicon alloy nanocomposite anode material development will yield results that ultimately reduce costs and improve efficiencies, a series of objectives that would immediately be of interest to the global market.”

“We are pleased to have Top Battery as a development partner, given their experience in incorporating innovative and developing technologies such as our own, and bringing them to market,” said Dr. David Lee, CEO of BioSolar. “We are confident that this partnership and its subsequent results will continue to demonstrate not only higher performance but also better price points, strengthening BioSolar’s commercial viability and market potential.”

About BioSolar, Inc.

BioSolar is developing a breakthrough technology to increase the storage capacity, lower the cost and extend the life of lithium-ion batteries. A battery contains two major parts, a cathode and an anode, that function together as the positive and negative sides. BioSolar initially focused its development effort on high capacity cathode materials since most of today's Li-ion batteries are "cathode limited." With the goal of creating the company's next generation super battery technology, BioSolar is currently investigating high capacity anode materials recognizing the fact that the overall battery capacity is determined by combination of both cathode and anode. By integrating BioSolar's high capacity cathode or anode, battery manufacturers will be able to create a super lithium-ion battery that can double the range of a Tesla, power an iPhone for two days straight, or store daytime solar energy for nighttime use. Founded with the vision of developing breakthrough energy technologies, BioSolar's previous successes include the world's first UL approved bio-based back sheet for use in solar panels.

To learn more about BioSolar, please visit our website at http://www.biosolar.com.

About Top Battery Co., Ltd.

Top Battery develops and produce lithium-ion batteries and materials for application in electric vehicles (xEV) and energy storage systems (ESS). With more than 20 years of experience in the lithium-ion battery industry, Top Battery Co. has solutions for materials, cell design, and automatic production engineering.

To learn more about Top Battery, please visit the company’s website at http://www.topbattery.co.kr.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words "anticipate," "believe," "estimate," "may," "intend," "expect" and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, product, and distributor performance, the impact on the national and local economies resulting from terrorist actions, and U.S. actions subsequently; and other factors detailed in reports filed by the Company.

CONTACT INFORMATION

Investor Relations Contact:
Tom Becker
BioSolar, Inc.
ir@biosolar.com
(877) 904-3733

For Media Inquiries:
Eric Fischgrund
FischTank Marketing and PR
eric@fischtankpr.com